September 16, 2014

U.S. Securities and Exchange Commission
Office of the Chief Accountant
100F Street Northeast
Washington, DC 20549-2000

RE: AMERICATOWNE Inc.
File No. 000-55206

Dear Sir or Madam:

We have read Item 4.01 of the Form 8-K by filed AMERICATOWNE Inc. ("the Registrant') and are in agreement with the statements contained therein as it pertains to our firm.

We have no basis to agree or disagree with any other statements of the Registrant contained in Item 4.01 other than the paragraph above.

Sincerely,
/s/ YSL & Associates LLC